UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 18, 2008, Vonage Holdings Corp. (the “Company”) signed a non-binding letter of intent with a third party financing source to provide $215 million in a private debt financing, subject to certain conditions. Although the terms of the financing arrangement may change, the Company currently expects that approximately two-thirds of the financing will be provided through a senior secured credit facility and approximately one-third will be provided through the issuance of convertible secured notes. If the financing is consummated, the Company expects that the convertible notes issued may be converted into common stock at a price that is a premium to the 30-day trailing volume weighted average price prior to closing, subject to a cap.

The other party has not agreed to deliver a financing commitment and there can be no assurance that the financing will be successfully consummated. The Company intends to use the net proceeds of the financing plus cash on hand, to repay, tender for or redeem its existing convertible notes, which can be put to us on December 16, 2008 and have a principal amount of approximately $253 million. As of March 31, 2008, the Company had approximately $190 million in cash and cash equivalents of which $42 million was restricted and $148 million was unrestricted.

Pursuant to the letter of intent, the Company has granted exclusivity to the other party with respect to financing until June 13, 2008. The Company has also agreed to pay certain reasonable costs and expenses of the third party and has paid a non-refundable deposit and work fee of $1.5 million. In addition, if the Company does not complete this financing and pursues another financing prior to November 13, 2008, the Company may be required to pay break-up fees of $6.5 million.

A copy of the press release issued by the Company with respect to the non-binding letter of intent is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s proposed financing. The forward-looking statements in this report are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. These factors include the Company’s ability to consummate the financing arrangement, which is subject to numerous uncertainties, including but not limited to completion of due diligence review by the financing party, successful negotiation between the Company and the financing party of a commitment for the financing arrangement and successful negotiation of definitive documentation for the financing arrangement. The consummation of the transactions may also be impacted by the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release issued by Vonage Holdings Corp. on April 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: April 25, 2008	By:	/s/ John S. Rego
John S. Rego
Executive Vice President, Chief Financial Officer and Treasurer